Exhibit 99.1

Agilent Reports Third-Quarter Fiscal Year 2023 Financial Results
Delivers on Q3; adjusts full-year outlook to reflect softer market conditions

Highlights:

•Reported revenue of $1.67 billion declined 2.7% year-over-year, and decreased 2.3% on a core(1) basis.
•GAAP net income of $111 million with earnings per share (EPS) of $0.38, down 65% from the third quarter of 2022.
•Non-GAAP(2) net income of $422 million with EPS of $1.43, up 7% from the third quarter of 2022.
•Full-year revenue is now expected to be in the range of $6.80 billion to $6.85 billion, representing a decline of 0.7% to flat reported growth, and a core(1) growth range representing an increase of 0.8% to 1.5% year-over-year.
•Fiscal year 2023 non-GAAP(3) EPS is now estimated to be in the range of $5.40 to $5.43.

SANTA CLARA, Calif., Aug. 15, 2023 — Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.67 billion for the third quarter ended July 31, 2023, a decrease of 2.7% compared to the third quarter of 2022 and a decrease of 2.3% on a core(1) basis.
Third-quarter GAAP net income was $111 million, or $0.38 per share. This compares with $329 million, or $1.10 per share, in the third quarter of fiscal year 2022. Non-GAAP(2) net income was $422 million, or $1.43 per share during the quarter, compared with $401 million or $1.34 per share during the third quarter a year ago.
“The Agilent team executed well in challenging macroeconomic market conditions during the quarter, particularly in China,” said Agilent President and CEO Mike McMullen. “Looking forward, we believe the current market environment is transitory, and are confident in our team and the long-term growth prospects of our end markets.”

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Financial Highlights

Life Sciences and Applied Markets Group
Agilent’s Life Sciences and Applied Markets Group (LSAG) reported third-quarter revenue of $927 million, a year-over-year decrease of 9% (down 9% on a core(1) basis). LSAG’s operating margin for the quarter was 29.9%.

Agilent CrossLab Group
The Agilent CrossLab Group (ACG) reported third-quarter revenue of $396 million, a year-over-year increase of 10% (up 11% on a core(1) basis). ACG’s operating margin for the quarter was 32.7%.

Diagnostics and Genomics Group
The Diagnostics and Genomics Group (DGG) reported third-quarter revenue of $349 million, a year-over-year increase of 3% (up 3% on a core(1) basis). DGG’s operating margin for the quarter was 24.0%.

Full Year Outlook
Reflecting the softer macroeconomic environment, full-year revenue is now expected to be in the range of $6.80 billion to $6.85 billion, representing a decline of 0.7% to flat reported growth, and a core(1) growth range representing an increase of 0.8% to 1.5% year-over-year. Fiscal year 2023 non-GAAP(3) EPS guidance is now estimated to be in the range of $5.40 to $5.43.
The outlook is based on forecasted currency exchange rates.

Conference Call
Agilent’s management will present additional details regarding the company’s third-quarter 2023 financial results on a conference call with investors today at 1:30 p.m. PDT. This event will be broadcast live online in listen-only mode. To listen to the webcast, select the “Q3 2023 Agilent Technologies Inc. Earnings Conference Call” link on the Agilent Investor Relations website. The webcast will remain on the company site for 90 days.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in analytical and clinical laboratory technologies, delivering insights and innovation that help our customers bring great science to
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life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. The company generated revenue of $6.85 billion in fiscal 2022 and employs 18,000 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s growth prospects, business, financial results, revenue, and non-GAAP earnings guidance for fiscal year 2023 and future amortization of intangibles. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing; and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2023. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. Reconciliations between GAAP revenue and core revenue for Q3 fiscal year 2023 are set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for full fiscal year 2023 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of asset impairments, intangibles amortization, transformational initiatives, acquisition and integration costs, acceleration of stock-based compensation expense, special compliance costs and net loss (gain) on equity securities. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP earnings per share as projected for full fiscal year 2023 exclude primarily the estimated impacts of asset impairments, non-cash intangibles amortization, transformational initiatives, and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not
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directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $27 million per quarter.

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Investor Contact:
Parmeet Ahuja
+1 408-345-8948
parmeet_ahuja@agilent.com

Media Contact:
Tom Beermann
+1 408-553-2914
tom.beermann@agilent.com
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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2023	2022	2023	2022

Net revenue	$1,672	$1,718	$5,145	$4,999

Costs and expenses:
Cost of products and services	1,014	779	2,595	2,289
Research and development	118	116	367	348
Selling, general and administrative	407	412	1,241	1,215
Total costs and expenses	1,539	1,307	4,203	3,852

Income from operations	133	411	942	1,147

Interest income	13	2	34	4
Interest expense	(24)	(19)	(73)	(61)
Other income (expense), net	10	3	16	(41)

Income before taxes	132	397	919	1,049

Provision for income taxes	21	68	154	163

Net income	$111	$329	$765	$886

Net income per share:
Basic	$0.38	$1.10	$2.59	$2.95
Diluted	$0.38	$1.10	$2.58	$2.94

Weighted average shares used in computing net income per share:
Basic	294	298	295	300
Diluted	295	299	296	301

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	July 31, 2023	October 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,329	$1,053
Accounts receivable, net	1,339	1,405
Inventory	1,072	1,038
Other current assets	290	282
Total current assets	4,030	3,778

Property, plant and equipment, net	1,211	1,100
Goodwill	3,984	3,952
Other intangible assets, net	502	821
Long-term investments	190	195
Other assets	758	686
Total assets	$10,675	$10,532

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$452	$580
Employee compensation and benefits	331	455
Deferred revenue	512	461
Short-term debt	55	36
Other accrued liabilities	410	329
Total current liabilities	1,760	1,861

Long-term debt	2,734	2,733
Retirement and post-retirement benefits	92	97
Other long-term liabilities	531	536
Total liabilities	5,117	5,227

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding at July 31, 2023 and October 31, 2022	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 293 million shares at July 31, 2023 and 295 million shares at October 31, 2022, issued and outstanding	3	3
Additional paid-in-capital	5,382	5,325
Retained earnings	444	324
Accumulated other comprehensive loss	(271)	(347)
Total stockholders' equity	5,558	5,305
Total liabilities and stockholders' equity	$10,675	$10,532

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Nine Months Ended
	July 31,
	2023	2022
Cash flows from operating activities:
Net income	$765	$886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	209	244
Share-based compensation	97	99
Deferred taxes	(69)	25
Excess and obsolete inventory related charges	27	16
Loss on extinguishment of debt	—	9
Asset impairments	277	—
Net loss on equity securities	13	60
Change in fair value of contingent consideration	1	(25)
Other non-cash expenses, net	4	10
Changes in assets and liabilities:
Accounts receivable, net	113	(233)
Inventory	(53)	(206)
Accounts payable	(117)	110
Employee compensation and benefits	(137)	(98)
Other assets and liabilities	126	(33)
Net cash provided by operating activities (a)	1,256	864

Cash flows from investing activities:
Investments in property, plant and equipment	(214)	(221)
Payment to acquire equity securities	(3)	(10)
Proceeds from sale of equity securities	5	22
Payment in exchange for convertible note	(11)	(1)
Proceeds from convertible loan	4	—
Acquisition of businesses and intangible assets, net of cash acquired	(51)	(18)
Net cash used in investing activities	(270)	(228)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	65	55
Payment of taxes related to net share settlement of equity awards	(53)	(65)
Payment of dividends	(199)	(188)
Proceeds from issuance of long-term debt	—	600
Repayment of senior notes	—	(609)
Net proceeds from short-term debt	20	180
Payment for contingent consideration	(67)	—
Payments for repurchase of common stock	(495)	(1,004)
Net cash used in financing activities	(729)	(1,031)

Effect of exchange rate movements	19	(22)

Net increase (decrease) in cash, cash equivalents and restricted cash	276	(417)

Cash, cash equivalents and restricted cash at beginning of period	1,056	1,490

Cash, cash equivalents and restricted cash at end of period	$1,332	$1,073

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,329	$1,071
Restricted cash, included in other assets	3	2
Total cash, cash equivalents and restricted cash	$1,332	$1,073

(a) Cash payments included in operating activities:
Income tax paid, net of refunds received	$143	$217
Interest payments, net of capitalized interest	$60	$56

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Nine Months Ended
	July 31,				July 31,
	2023		2022		2023		2022
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP net income	$111	$0.38	$329	$1.10	$765	$2.58	$886	$2.94
Non-GAAP adjustments:
Asset impairments	277	0.94	—	—	277	0.94	—	—
Intangible amortization	38	0.13	48	0.16	112	0.38	149	0.50
Transformational initiatives	19	0.06	8	0.03	31	0.10	21	0.07
Acquisition and integration costs	5	0.02	4	0.02	12	0.04	19	0.06
Acceleration of share-based compensation expense	5	0.02	1	—	5	0.02	1	—
Special compliance costs	4	0.01	—	—	9	0.03	—	—
Business exit and divestiture costs	—	—	—	—	—	—	7	0.02
Change in fair value of contingent consideration	—	—	—	—	1	—	(25)	(0.08)
Loss on extinguishment of debt	—	—	9	0.03	—	—	9	0.03
Net loss (gain) on equity securities	(1)	—	(3)	(0.02)	15	0.05	58	0.19
Other	11	0.04	1	—	17	0.06	1	—
Adjustment for taxes (a)	(47)	(0.17)	4	0.02	(39)	(0.13)	(17)	(0.05)
Non-GAAP net income	$422	$1.43	$401	$1.34	$1,205	$4.07	$1,109	$3.68

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated, temporary or cannot be expected to occur again with any regularity or predictability such as windfall benefits on stock compensation and the impact of R&D capitalization under section 174 of the Tax Cuts and Jobs Act of 2017. For the three months ended July 31, 2023, management used a non-GAAP effective tax rate of 13.75%. For the nine months ended July 31, 2023, management used a non-GAAP effective tax rate of 13.75%. For the three months ended July 31, 2022, management used a non-GAAP effective tax rate of 13.76%. For the nine months ended July 31, 2022, management used a non-GAAP effective tax rate of 14.00%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, acceleration of share-based compensation expense, special compliance costs, business exit and divestiture costs, change in fair value of contingent consideration, loss on extinguishment of debt and net loss (gain) on equity securities.

Asset impairments include assets that have been written down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Acceleration of share-based compensation expense represents stock-based compensation expense that was accelerated related to employees’ involuntary termination from the company.

Special compliance costs include costs associated with transforming our processes to implement new regulations such as environmental compliance costs related to a prior acquisition, NASD site costs and certain tax reporting requirements.

Business exit and divestiture costs include costs associated with business divestitures.

Change in fair value of contingent consideration represents changes in the fair value estimate of acquisition-related contingent consideration.

Loss on extinguishment of debt for the three and nine months ended July 31, 2022 relates to the net loss recorded on the redemption of the $600 million outstanding 3.875% 2023 senior notes due on July 15, 2023, called on April 4, 2022 and settled on May 4, 2022.

Net loss (gain) on equity securities relates to the realized and unrealized mark-to-market adjustments for our marketable and non-marketable equity securities.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Applied Markets Group

	Q3'23	Q3'22
Revenue	$927	$1,019
Gross Margin, %	60.0%	60.5%
Income from Operations	$277	$311
Operating margin, %	29.9%	30.5%

Diagnostics and Genomics Group

	Q3'23	Q3'22
Revenue	$349	$340
Gross Margin, %	52.2%	54.0%
Income from Operations	$84	$73
Operating margin, %	24.0%	21.5%

Agilent CrossLab Group

	Q3'23	Q3'22
Revenue	$396	$359
Gross Margin, %	50.9%	47.0%
Income from Operations	$129	$88
Operating margin, %	32.7%	24.6%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, acceleration of share-based compensation expense and special compliance costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q3'23	Q3'22	Year-over-Year % Change

Life Sciences and Applied Markets Group	$927	$1,019	(9)%
Diagnostics and Genomics Group	349	340	3%
Agilent CrossLab Group	396	359	10%
Agilent	$1,672	$1,718	(3)%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non GAAP Revenue by Segment	Q3'23	Q3'22	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$925	$1,019	(9)%	(9)%	—	$(5)
Diagnostics and Genomics Group	349	340	3%	3%	—	(1)
Agilent CrossLab Group	396	359	10%	11%	-1 ppt	(2)
Agilent (Core)	$1,670	$1,718	(3)%	(2)%	-1 ppt	$(8)

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.